EXHIBIT 99.2

The following unaudited pro forma consolidated financial information of the Company is derived from the Company’s historical consolidated financial statements and should be read in conjunction with the audited financial statements and notes thereto appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2018. The accompanying unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2018 and the years ended December 31, 2017, 2016 and 2015 are presented as if the sale of Chaucer, as discussed in Item 2.01 hereof, had been completed as of January 1, 2015. The unaudited pro forma condensed consolidated balance sheet is presented as if the disposition had been completed as of September 30, 2018. The unaudited pro forma financial statements reflect the sale of Chaucer as an adjustment to the historical consolidated balance sheet and consolidated statements of income, as Chaucer qualifies as a significant subsidiary in accordance with Regulation S-X Section 210.11-01(b)(2). The unaudited pro forma consolidated financial information is preliminary and may be subject to change for certain items such as those to reflect certain post-closing adjustments to contingent consideration based on the current accident year catastrophe losses incurred during 2018, the finalization of Chaucer’s fourth quarter results and the value of various tax attributes, among other items.

The unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and is not indicative of any future results of operations or the results that might have occurred if the disposition had actually been completed on the indicated dates. The unaudited pro forma condensed consolidated financial statements are based on management’s estimate of the effects the sale of Chaucer. Pro forma adjustments are based on currently available information, historical results and certain assumptions that management believes are reasonable and described in the accompanying notes.

The unaudited pro forma condensed consolidated financial statements do not include earnings on proceeds and related tax effects that result directly from the transaction, which will be included in the Company’s operating results in future periods.

THE HANOVER INSURANCE GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED BALANCE SHEETS

September 30, 2018

(In millions)	Historical	Pro Forma Adjustments		Pro Forma
Assets
Investments	$7,300.6	$—		$7,300.6
Cash and cash equivalents	117.9	822.6	(a)	940.5
Accrued investment income	53.0	—		53.0
Premiums and accounts receivable, net	1,217.8	—		1,217.8
Reinsurance recoverable on paid and unpaid losses and unearned premiums	1,586.0	—		1,586.0
Deferred acquisition costs	456.9	—		456.9
Deferred income taxes	33.5	—		33.5
Goodwill	178.8	—		178.8
Other assets	330.0	—		330.0
Assets held-for-sale	4,247.2	(4,247.2	)(b)	—
Assets of discontinued life business	102.6	—		102.6

Total assets	$15,624.3	$(3,424.6)		$12,199.7

Liabilities
Loss and loss adjustment expense reserves	$5,188.9	$—		$5,188.9
Unearned premiums	2,314.4	—		2,314.4
Expenses and taxes payable	538.6	31.4	(c)	570.0
Reinsurance premiums payable	46.4	—		46.4
Debt	777.6	—		777.6
Liabilities held-for-sale	3,660.4	(3,660.4	)(d)	—
Liabilities of discontinued life business	115.6	—		115.6

Total liabilities	12,641.9	(3,629.0)		9,012.9

Total shareholders’ equity	2,982.4	204.4	(e)	3,186.8

Total liabilities and shareholders’ equity	$15,624.3	$(3,424.6)		$12,199.7

THE HANOVER INSURANCE GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENTS OF INCOME

For the year ended December 31, 2017

(In millions)	Historical	Pro Forma Adjustments		Pro Forma
Revenues
Premiums	$4,833.4	$(853.0	)(f)	$3,980.4
Net investment income	298.1	(54.2	)(f)	243.9
Net realized investment gains	23.7	(2.6	)(f)	21.1
Fees and other income	29.2	(6.7	)(f)	22.5

Total revenues	5,184.4	(916.5)		4,267.9

Losses and expenses
Losses and loss adjustment expenses	3,128.7	(549.1	)(f)	2,579.6
Amortization of deferred acquisition costs	1,086.6	(245.9	)(f)	840.7
Interest expense	48.5	(3.3	)(f)	45.2
Other operating expenses	619.1	(109.6	)(f)	509.5

Total losses and expenses	4,882.9	(907.9)		3,975.0

Income from continuing operations before income taxes	301.5	(8.6)		292.9
Total income tax expense	98.5	(21.7	)(f)	76.8

Income from continuing operations	$203.0	$13.1		$216.1

Earnings per common share from continuing operations:
Basic	$4.78	$0.30		$5.08

Diluted	$4.73	$0.30		$5.03

Weighted average shares outstanding:
Basic	42.5	—		42.5

Diluted	43.0	—		43.0

THE HANOVER INSURANCE GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENTS OF INCOME

For the year ended December 31, 2016

(In millions)	Historical	Pro Forma Adjustments		Pro Forma
Revenues
Premiums	$4,628.1	$(838.6	)(f)	$3,789.5
Net investment income	279.4	(47.8	)(f)	231.6
Net realized investment gains	8.6	1.6	(f)	10.2
Fees and other income	29.7	(7.1	)(f)	22.6

Total revenues	4,945.8	(891.9)		4,053.9

Losses and expenses
Losses and loss adjustment expenses	2,964.7	(418.7	)(f)	2,546.0
Amortization of deferred acquisition costs	1,035.2	(231.6	)(f)	803.6
Interest expense	54.9	(3.5	)(f)	51.4
Gain on disposal of U.K. motor business	(1.1)	1.1	(f)	—
Net loss from repayment of debt	88.3	—		88.3
Other operating expenses	611.5	(112.9	)(f)	498.6

Total losses and expenses	4,753.5	(765.6)		3,987.9

Income from continuing operations before income taxes	192.3	(126.3)		66.0
Total income tax expense	36.2	(37.2	)(f)	(1.0)

Income from continuing operations	$156.1	$(89.1)		$67.0

Earnings per common share from continuing operations:
Basic	$3.65	$(2.08)		$1.57

Diluted	$3.61	$(2.06)		$1.55

Weighted average shares outstanding:
Basic	42.8	—		42.8

Diluted	43.2	—		43.2

THE HANOVER INSURANCE GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENTS OF INCOME

For the year ended December 31, 2015

(In millions)	Historical	Pro Forma Adjustments		Pro Forma
Revenues
Premiums	$4,704.8	$(1,051.2	)(f)	$3,653.6
Net investment income	279.1	(48.0	)(f)	231.1
Net realized investment gains	19.5	(0.3	)(f)	19.2
Fees and other income	30.6	(7.0	)(f)	23.6

Total revenues	5,034.0	(1,106.5)		3,927.5

Losses and expenses
Losses and loss adjustment expenses	2,884.1	(516.2	)(f)	2,367.9
Amortization of deferred acquisition costs	1,033.2	(255.2	)(f)	778.0
Interest expense	60.6	(3.7	)(f)	56.9
Gain on disposal of U.K. motor business	(38.4)	38.4	(f)	—
Net loss from repayment of debt	24.1	—		24.1
Other operating expenses	631.0	(147.1	)(f)	483.9

Total losses and expenses	4,594.6	(883.8)		3,710.8

Income from continuing operations before income taxes	439.4	(222.7)		216.7
Total income tax expense	108.6	(49.3	)(f)	59.3

Income from continuing operations	$330.8	$(173.4)		$157.4

Earnings per common share from continuing operations:
Basic	$7.53	$(3.95)		$3.58

Diluted	$7.39	$(3.87)		$3.52

Weighted average shares outstanding:
Basic	43.9	—		43.9

Diluted	44.8	—		44.8

THE HANOVER INSURANCE GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENTS OF INCOME

For the nine months ended September 30, 2018

(In millions)	Historical	Pro Forma Adjustments (g)	Pro Forma
Revenues
Premiums	$3,172.4	$—	$3,172.4
Net investment income	198.0	—	198.0
Net realized and unrealized investment gains	3.8	—	3.8
Fees and other income	17.3	—	17.3

Total revenues	3,391.5	—	3,391.5

Losses and expenses
Losses and loss adjustment expenses	2,018.5	—	2,018.5
Amortization of deferred acquisition costs	664.7	—	664.7
Interest expense	33.9	—	33.9
Other operating expenses	393.0	—	393.0

Total losses and expenses	3,110.1	—	3,110.1

Income from continuing operations before income taxes	281.4	—	281.4
Total income tax expense	44.5	—	44.5

Income from continuing operations	$236.9	$—	$236.9

Earnings per common share from continuing operations:
Basic	$5.57	$—	$5.57

Diluted	$5.50	$—	$5.50

Weighted average shares outstanding:
Basic	42.5	—	42.5

Diluted	43.1	—	43.1

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

See the introduction to pro forma financial information. The unaudited pro forma condensed consolidated balance sheet was prepared assuming the disposition occurred as of September 30, 2018 and included “Pro Forma Adjustments” as follows:

(a)

This adjustment reflects anticipated proceeds of $865 million, including $45 million of estimated contingent consideration as of September 30, 2018. These anticipated proceeds are partially offset by $17.1 million of contract adjustments paid to China Re to adjust the purchase price for amounts received by the Company from Chaucer subsequent to March 31, 2018 (“the locked box date”). Additionally, certain expenses associated with the transaction totaling $25.3 million further reduce the net proceeds. Due to additional catastrophe losses incurred by Chaucer subsequent to September 30, 2018, the Company currently estimates Chaucer’s 2018 accident year catastrophe loss ratio to be above the 10% threshold and anticipates receipt of $25 million to $35 million of the contingent consideration, subject to final review and audit as of June 30, 2019.

(b)	Adjustments to the consolidated balance sheet include the disposal of $4,247.2 million of assets held-for-sale related to Chaucer and are comprised of the following (in millions):

Investments	$1,923.4
Cash and cash equivalents	133.4
Accrued investment income	12.7
Premiums and accounts receivable, net	558.3
Deferred acquisition costs	121.4
Reinsurance recoverable on paid and unpaid losses and unearned premiums	1,278.8
Goodwill	13.0
Other assets	206.2

$4,247.2

(c)

This adjustment primarily reflects increases in accrued expenses and income tax obligations associated with the transaction, including those established in accordance with FASB Accounting Standards Codification Topic 460, “Guarantees” (“ASC 460”).

(d)	Adjustments to the consolidated balance sheet also include the disposal of $3,660.4 million of liabilities held by Chaucer and are comprised of the following (in millions):

Loss and loss adjustment expense reserves	$2,472.5
Unearned premiums	706.7
Reinsurance premium payable	375.7
Other liabilities	105.5

Total liabilities held-for-sale	$3,660.4

(e)

This adjustment primarily represents the anticipated gain on sale as of November 30, 2018, subject to closing adjustments, and excluding recognition of certain after-tax losses that have accumulated in Accumulated Other Comprehensive Income that relate to the Chaucer business being sold.

The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2018 and the years ended December 31, 2017, 2016 and 2015 have been presented as if the disposition was completed as of January 1, 2015. These statements include “Pro Forma Adjustments” as follows:

(f)	These adjustments to the consolidated statements of income for the years ended December 31, 2017, 2016 and 2015 reflect activity directly associated with and previously recognized by Chaucer.

(g)

As of September 30, 2018, the published consolidated income statement already reflects the results of operations as if the transaction had occurred January 1, 2018 due to the presentation of the respective business as a discontinued operation in accordance with FASB Accounting Standards Codification Topic 360, “Impairment and Disposal of Long-Lived Assets” (“ASC 360”).